UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2023
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Principal Officers

Chief Executive Officer Transition

On March 22, 2023, the Board of Directors (“Board”) of PRA Group, Inc. (the “Company”) approved the termination without cause of Kevin P. Stevenson’s employment as the Company’s President and Chief Executive Officer effective March 27, 2023 consistent with the terms of the existing employment agreement between the Company and Mr. Stevenson (the “Stevenson Employment Agreement”). In connection with his termination, Mr. Stevenson resigned from the Board effective March 27, 2023. Mr. Stevenson's termination was not the result of any dispute or disagreement with the Company or management, nor due to the Company's recent settlement with the U.S. Consumer Financial Protection Bureau (“CFPB”).

On March 22, 2023, the Board also appointed Vikram A. Atal, a member of the Board since 2015, as the Company’s President and Chief Executive Officer effective March 27, 2023.

Mr. Atal, age 67, has served as President of Atal Advisers, LLC (“Atal Advisers”) since 2013, when he formed the business and strategy consulting firm. Since 2016, he has also served as Senior Advisor to McKinsey and Company, Inc., covering the banking, payments, consumer lending and analytics domains. Prior to forming Atal Advisers, Mr. Atal served in executive roles with increasing responsibility with Citigroup, Inc. (“Citigroup”) (NYSE) for 27 years, including as Executive Vice President for Citigroup’s global consumer bank from 2008 to 2013, where he shaped the consumer bank as an information-centric enterprise, leveraged analytics and data to drive growth, and oversaw loss mitigation efforts related to Citigroup’s high-risk consumer portfolio through the global financial crisis; as Chairman and Chief Executive Officer for Citi Cards’ branded and retail partner cards franchise in North America; and as leader of partnership programs for Citi Cards, serving as CFO of the U.S. cards franchise and overseeing Securities and Exchange Commission (“SEC”), regulatory and business financial reporting.

There are no arrangements or understandings between Mr. Atal and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are no family relationships between Mr. Atal and any director or executive officer of the Company, and Mr. Atal has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Separation Arrangements with Former Chief Executive Officer

Mr. Stevenson will receive separation payments that are consistent with the terms of the Stevenson Employment Agreement. See the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2020, for further information. In connection with his termination, Mr. Stevenson provided the Company with a general release of claims and will remain subject to certain non-compete and non-solicitation provisions for a period of time following his separation from the Company.

Compensation of New Chief Executive Officer

In connection with Mr. Atal’s appointment as the Company’s President and CEO, the Board of Directors approved the following compensation for Mr. Atal: (1) an annual base salary of $950,000 along with other perquisites and benefits provided to Company employees, (2) an award of restricted stock units valued at $1,500,000, which will vest ratably over a three-year period beginning with the first anniversary of the grant date and (3) eligibility to receive an annual bonus in accordance with the Company’s Annual Bonus Plan with a target opportunity of $950,000. The foregoing description of Mr. Atal's compensation arrangement is qualified in its entirety by reference to the full description of his compensation which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

The Company’s Annual Bonus Plan and other executive compensation programs are described in further detail in the “Compensation Discussion and Analysis” section of the Company’s proxy statement for its 2022 Annual Meeting of Shareholders (filed with the SEC on April 28, 2022), which discussion is incorporated into this Item 5.02 by reference.

Item 7.01     Regulation FD Disclosure

On March 23, 2023, the Company issued a press release announcing the CFPB settlement discussed in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

On March 27, 2023, the Company issued a press release announcing the Chief Executive Officer transition discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

None of the information furnished in Item 7.01, Exhibit 99.1 or Exhibit 99.2 of this Current Report on Form 8-K shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Unless expressly set forth by specific reference in such filings, none of the information furnished in this Current Report on Form 8-K shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 8.01     Other Events

As previously reported in the Company’s Current Report on Form 8-K filed on September 9, 2015, Portfolio Recovery Associates, LLC ("LLC"), the Company's wholly owned subsidiary, entered into a consent order with the CFPB effective September 9, 2015 settling a previously disclosed investigation of certain debt collection practices of LLC (the "2015 Consent Order"). In December 2020, the CFPB advised the Company that the CFPB believed the Company may have violated certain provisions of the 2015 Consent Order with the CFPB and applicable law. On March 23, 2023, the CFPB filed a lawsuit against LLC alleging that LLC had violated federal consumer financial law and the parties entered into a final stipulated judgment and order (“Stipulated Judgment”) to resolve the lawsuit. As part of the settlement, LLC agreed to pay a civil monetary penalty of $12 million and approximately $15 million to impacted consumers, who represent less than one-tenth of 1% of LLC’s active accounts. The majority of the financial impact of the settlement was reflected in the Company's December 31, 2022 financial statements. The Company does not expect that this agreement will have a material adverse impact on its financial condition or results of operations. Under the Stipulated Judgment, the Company neither admits nor denies the allegations in the CFPB’s lawsuit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated March 23, 2023
	99.2	Press Release dated March 27, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: March 27, 2023	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer